Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of GNB Financial Services, Inc. of our report dated October 14, 2014, relating to our audit of the 2013 consolidated financial statements, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania

December 3, 2014

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345